Exhibit No. 23



        CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Journal Communications, Inc. Employees' Stock Trust Agreement of our report dated February 13, 1996, with respect to the consolidated financial statements and schedule of Journal Communications, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                      /s/ ERNST & YOUNG, LLP

   Milwaukee, Wisconsin                    ERNST & YOUNG, LLP
   November 1, 1996.